                                                                    Exhibit 99.1

                     UNAUDITED CONDENSED COMBINED PRO FORMA

                              STATEMENT OF INCOME

                                                HISTORICAL
                                   -------------------------------------
                                   HEINZ BUSINESSES        DEL MONTE                         PRO FORMA
                                   FOR THE SIX-MONTH   FOR THE SIX-MONTH                 FOR THE SIX-MONTH
                                     PERIOD ENDED        PERIOD ENDED                      PERIOD ENDED
                                      OCTOBER 30,        SEPTEMBER 30,                      OCTOBER 30,
                                         2002                2002          ADJUSTMENTS         2002
                                   -----------------   -----------------   -----------   -----------------
                                            (IN MILLIONS, EXCEPT SHARE, PER SHARE AND RATIO DATA)
Sales............................       $836.0              $599.6           $   --        $    1,435.6
Cost of products sold............        568.4               468.6              0.1(1)          1,038.1
                                                                                1.0(2)
                                                                                 --(3)
Special charges related to plant
  consolidation..................           --                 0.1             (0.1)(1)              --
Selling administrative and
  general expenses...............        143.4                73.7              2.5(4)            221.1
                                                                                1.5(5)
Merger-related expenses..........           --                12.4             (8.3)(6)             4.1
                                        ------              ------           ------        ------------
Operating income.................        124.2                44.8              3.3               172.3
Interest expense.................           --                23.9             38.2(7)             62.8
                                                                                0.7(8)
Other (income) expense...........         (2.2)                 --              4.6(9)              2.4
                                        ------              ------           ------        ------------
Income before income taxes and
  extraordinary items............        126.4                20.9            (40.2)              107.1
Provision for income taxes.......         40.8                 5.7            (15.7)(10)           30.8
                                        ------              ------           ------        ------------
Income before extraordinary
  items..........................       $ 85.6              $ 15.2(11)       $(24.5)       $       76.3
                                        ------              ------           ------        ------------
Earnings per share before
  extraordinary item:
  Basic..........................                                                          $       0.37
                                                                                           ============
  Diluted........................                                                          $       0.36
                                                                                           ============
Average common shares
  outstanding -- basic...........                                                           208,599,432
Average common shares
  outstanding -- diluted.........                                                           209,635,395

OTHER DATA:
Ratio of earnings to fixed charges(12)......................                       2.6x

   See notes to unaudited condensed combined pro forma financial statements.

                     NOTES TO UNAUDITED CONDENSED COMBINED
                         PRO FORMA FINANCIAL STATEMENTS

PURCHASE PRICE

     These unaudited condensed combined pro forma financial statements reflect a preliminary allocation of purchase price on October 30, 2002. The preliminary allocations are subject to change based on finalization of the fair values of the tangible and intangible assets acquired and liabilities assumed. The preliminary estimated fair value of Del Monte assets and liabilities are as follows:

                                                                   AS OF
                                                              OCTOBER 30, 2002
                                                              ----------------
                                                               (IN MILLIONS)
Tangible assets at fair value...............................     $ 1,443.4
Identifiable intangible assets..............................         406.4
Excess of purchase price over the fair value of net assets
  acquired (goodwill).......................................         190.3
Unearned compensation.......................................           2.5
Liabilities assumed.........................................      (1,541.0)
                                                                 ---------
     Total purchase price...................................     $   501.6
                                                                 =========

     The excess of the purchase price over the fair value of net assets acquired has been classified as goodwill.

PRO FORMA INCOME STATEMENT ADJUSTMENTS FOR THE SIX-MONTH PERIOD ENDED OCTOBER 30, 2002

 (1) Represents a reclassification of Del Monte's special charges related to plant consolidation to cost of products sold in order to conform the presentation to that of the Heinz Businesses.

 (2) Represents a net increase to expense of $1.0 million related to certain assets of the Heinz Businesses currently under synthetic lease arrangements for which the purchase option will be exercised prior to the effective date of the merger.

 (3) The adjustment to Del Monte's inventory fair value will be treated as an additional layer under the LIFO method of costing inventory. Any liquidation of such fair value adjustment will be charged to cost of products sold. Management of Del Monte is unable to determine at this time the impact of this adjustment or when it will occur, if at all.

 (4) Represents an adjustment to record the incremental periodic pension and post-retirement expense as a result of increased amortization expense due to the elimination of net unrecognized actuarial gains on Del Monte's historical consolidated financial statements ($2.1 million) and an adjustment to recognize amortization of unearned compensation on unvested options held by Del Monte employees ($.4 million).

 (5) Represents incremental costs related to employee stay-bonuses earned by employees of the Heinz Businesses who remain employed by Del Monte until June 2004.

 (6) Represents the elimination of direct acquisition-related expenses incurred by Del Monte in connection the transactions. In addition, management estimates that approximately an additional $24.7 million will be incurred by Del Monte with respect to the transactions during the remainder of the fiscal year.

                     NOTES TO UNAUDITED CONDENSED COMBINED
                 PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)

 (7) Increased interest expense is based upon the following pro forma amounts of debt giving effect to the financing contemplated in connection with the spin-off and the merger (dollars in millions):

     Term Loan A ($150 average borrowings at 5.66%) (a)(c).......  $ 4.2
     Term Loan B ($583 average borrowings at 5.91%)(a)(c)........   17.2
     Revolving Credit Facility ($46 average borrowings at
       5.56%)(a)(c)..............................................    1.3
     Amortization of financing fees(b)...........................    2.1
     Notes ($450 at 8.625%)......................................   19.4
     Adjustment to interest expense from assumed payment in full
       of amounts outstanding under existing credit facility.....   (6.0)
                                                                   -----
               Total.............................................  $38.2
                                                                   =====

     -----------------

     (a) Pursuant to the proposed terms of the New Bank Facility, the anticipated interest rates are as follows:

        - Term Loan A: LIBOR + 3.50%

        - Term Loan B: LIBOR + 3.75%

        - Revolving Credit Facility: LIBOR + 3.50%

       The assumed interest rates for the Term Loans reflect LIBOR of 2.16%, the approximate average of LIBOR in the six months ended September 30, 2002. For the Revolving Credit Facility, LIBOR of 2.06% is calculated using a weighted average of the outstanding monthly borrowings and LIBOR at each month-end, for the six months ended September 30, 2002.

     (b) Deferred debt issuance costs are amortized on a straight line basis over the life of the related debt. Fees, amortization expense and amortization period are as follows (dollars are in millions):

                                                                                     AMORTIZATION
                                                                             -----------------------------
                                                                                               SIX-MONTH
                                                                                              PERIOD ENDED
                                                                     TOTAL                    OCTOBER 30,
         DEFERRED DEBT ISSUANCE EXPENSE                               FEE    PERIOD (YEARS)       2002
         ------------------------------                              -----   --------------   ------------
         Revolving Credit Facility.................................  $ 5.2          6             $0.4
         Term Loan A...............................................    3.4          6              0.3
         Term Loan B...............................................   13.0          8              0.8
         Notes.....................................................   11.7         10              0.6
                                                                     -----                        ----
                  Total............................................  $33.3                        $2.1
                                                                     =====                        ====

     (c) A change in the interest rate of one-fourth of one percent would change interest expense as follows:

                                                                         SIX-MONTH
                                                                       PERIOD ENDED
                                                                        OCTOBER 30,
                                                                           2002
                                                                       -------------
                                                                       (IN MILLIONS)
         Term Loan A.................................................      $0.2
         Term Loan B.................................................       0.7
         Revolving Credit Facility...................................       0.1
                                                                           ----
                  Total..............................................      $1.0
                                                                           ====

 (8) Represents additional interest expense resulting from preliminary fair value adjustments to discount certain of Del Monte's historical long-term liabilities ($.7 million).

                     NOTES TO UNAUDITED CONDENSED COMBINED
                 PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)

 (9) Represents penalties ($1.6 million) for the prepayment of $158 million of Term Loan B debt, and the write-off ($3.0 million) of deferred financing fees resulting from the prepayment of the Term Loan B debt and of $42 million of Term Loan A debt.

(10) Represents the income tax effect at 39% of adjustments (1) through (9).

(11) As a result of the adoption of SFAS 145 on July 1, 2002, certain prior year balances will be reclassified in prospective public filings. Under SFAS 145, gains or losses from extinguishment of debt must meet the criteria in APB Opinion No. 30 in order to be classified as extraordinary items. The effect of SFAS 145 will be a reclassification of Del Monte's previously recorded extraordinary loss of $1 million ($.6 million net of tax) for the six-month period ended October 30, 2002. This amount has not been reflected in the unaudited condensed combined pro forma financial statements for the six-month period ended October 30, 2002.

(12) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) before extraordinary item, cumulative effect of accounting change and provision (benefit) for income taxes plus fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred debt issue costs).

                     UNAUDITED CONDENSED COMBINED PRO FORMA

                              STATEMENT OF INCOME

                                                   HISTORICAL
                                        ---------------------------------
                                        HEINZ BUSINESSES     DEL MONTE
                                         FOR THE FISCAL    FOR THE TWELVE
                                           YEAR ENDED       MONTHS ENDED                     PRO FORMA
                                             MAY 1,          MARCH 31,                          FOR
                                              2002              2002        ADJUSTMENTS   FISCAL YEAR 2002
                                        ----------------   --------------   -----------   ----------------
                                              (IN MILLIONS, EXCEPT SHARE, PER SHARE AND RATIO DATA)
Sales.................................      $1,817.0          $1,349.0        $   --        $    3,166.0
Cost of products sold.................       1,235.7           1,064.9           1.8(1)          2,304.3
                                                                                 1.9(2)
                                                                                  --(3)
                                                                                  --(4)
Special charges related to plant
  consolidation.......................            --               1.8          (1.8)(1)              --
Selling, administrative and general
  expenses............................         320.5             159.8           7.4(5)            490.7
                                                                                 3.0(6)
                                            --------          --------        ------        ------------
  Operating (income) expense..........         260.8             122.5         (12.3)              371.0
Interest expense......................            --              62.0          81.6(7)            145.0
                                                                                 1.4(8)
Loss on financial instruments.........            --               5.8            --                 5.8
Other income, net.....................          (1.1)             (0.8)           --                (1.9)
                                            --------          --------        ------        ------------
  Income before income taxes and
     extraordinary items..............         261.9              55.5         (95.3)              222.1
Provision for income taxes............          81.9              16.1         (37.2)(9)            60.8
                                            --------          --------        ------        ------------
Income before extraordinary items.....      $  180.0          $   39.4(10)    $(58.1)       $      161.3
                                            ========          ========        ======        ============
Earnings per share before
extraordinary items:
  Basic...............................                                                      $       0.77
                                                                                            ============
  Diluted.............................                                                      $       0.77
                                                                                            ============
Average common shares outstanding --
  basic...............................                                                       208,566,877
Average common shares outstanding --
  diluted.............................                                                       209,225,397

OTHER DATA:
Ratio of earnings to fixed charges(11).................................................             2.4x

   See notes to unaudited condensed combined pro forma financial statements.

                     NOTES TO UNAUDITED CONDENSED COMBINED
                         PRO FORMA FINANCIAL STATEMENTS

PRO FORMA INCOME STATEMENT ADJUSTMENTS FOR THE YEAR ENDED MAY 1, 2002

 (1) Represents a reclassification of Del Monte's special charges related to plant consolidation to cost of products sold in order to conform the presentation to that of the Heinz Businesses.

 (2) Represents a net increase to expense of $1.9 million related to certain assets of the Heinz Businesses currently under synthetic lease arrangements for which the purchase option will be exercised prior to the effective time of the merger.

 (3) The historical combined financial statements of the Heinz Businesses include the amortization of goodwill and other intangible assets as the Heinz Businesses had not adopted SFAS 142. Total amortization of goodwill and other intangible assets was $29.1 million for the fiscal year ended May 1, 2002. Goodwill and other intangible assets with indefinite lives will no longer be amortized due to the adoption of SFAS 142 by the Heinz Businesses on May 2, 2002.

 (4) The adjustment to Del Monte's inventory fair value will be treated as an additional layer under the LIFO method of costing inventory. Any liquidation of such fair value adjustment will be charged to cost of products sold. Management of Del Monte is unable to determine the impact of this adjustment or when it will occur, if at all.

 (5) Represents an adjustment to record the incremental periodic pension and post-retirement expense as a result of the elimination of net unrecognized actuarial gains on Del Monte's historical consolidated financial statements ($6.5 million) and an adjustment to recognize amortization of unearned compensation on unvested options held by Del Monte employees ($.9 million).

 (6) Represents annual incremental costs related to employee stay-bonuses which are earned by employees of the Heinz Businesses who remain employed by Del Monte until June 2004.

 (7) Increased interest expense is based upon the following pro forma amounts of debt giving effect to the financing transactions contemplated in connection with the spin-off and the merger (dollars in millions):

     Term Loan A ($195 average borrowings at 6.42%)(a)(c)........   $ 12.5
     Term Loan B ($747 average borrowings at 6.68%)(a)(c)........     49.9
     Revolving Credit Facility ($118 average borrowings at
       5.52%)(a)(c)..............................................      6.5
     Amortization of financing fees(b)...........................      4.2
     Notes ($450 at 8.625%)......................................     38.8
     Adjustment to interest expense from assumed payment in full
       of amounts outstanding under existing credit facility.....    (30.3)
                                                                    ------
               Total.............................................   $ 81.6
                                                                    ======

     -----------------

     (a) Pursuant to the proposed terms of the New Bank Facility, the anticipated interest rates are as follows:

        - Term Loan A: LIBOR + 3.50%

        - Term Loan B: LIBOR + 3.75%

        - Revolving Credit Facility: LIBOR + 3.50%

        The assumed interest rates for the Term Loans reflect LIBOR of 2.92%, the approximate average of LIBOR in the twelve months ended March 31, 2002 for the Term Loans. For the Revolving Credit Facility, LIBOR of 2.02% is calculated using a weighted average of the outstanding monthly borrowings and LIBOR at each month-end, for the twelve months ended March 31, 2002.

                     NOTES TO UNAUDITED CONDENSED COMBINED
                 PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)

    (b) Deferred debt issuance costs are amortized straight line over the life of the related debt. Fees, amortization expense and amortization period are as follows (dollars are in millions):

                                                                              AMORTIZATION
                                                                           ------------------
                                                                   TOTAL   PERIOD
     DEFERRED DEBT ISSUANCE EXPENSE                                 FEE    (YEARS)   PER YEAR
     ------------------------------                                -----   -------   --------
     Revolving Credit Facility...................................  $ 5.2     6         $0.8
     Term Loan A.................................................    3.4     6          0.6
     Term Loan B.................................................   13.0     8          1.6
     Notes.......................................................   11.7    10          1.2
                                                                   -----               ----
              Total..............................................  $33.3               $4.2
                                                                   =====               ====

     (c) A change in the interest rate of one-fourth of one percent would change interest expense as follows:

                                                                    FISCAL YEAR 2002
                                                                     (IN MILLIONS)
                                                                    ----------------
     Term Loan A.................................................         $0.5
     Term Loan B.................................................          1.9
     Revolving Credit Facility...................................          0.3
                                                                          ----
              Total..............................................         $2.7
                                                                          ====

 (8) Represents additional interest expense resulting from preliminary fair value adjustments to discount certain of Del Monte's historical long-term liabilities ($1.4 million).

 (9) Represents the income tax effect at 39% of adjustments (1) through (8).

(10) As a result of the adoption of SFAS 145 on July 1, 2002, certain prior year balances will be reclassified in prospective public filings. Under SFAS 145, gains or losses from extinguishment of debt must meet the criteria in APB Opinion No. 30 in order to be classified as extraordinary items. The effect of SFAS 145 will be a reclassification of Del Monte's previously recorded extraordinary loss of $43.4 million ($26.9 million net of tax) for fiscal year 2002. This amount has not been reflected in the unaudited condensed combined pro forma financial statements for fiscal year 2002.

(11) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) before extraordinary item, cumulative effect of accounting change and provision (benefit) for income taxes plus fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred debt issue costs).

              UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

                                                       HISTORICAL
                                               ---------------------------
                                                  HEINZ                                       PRO FORMA
                                               BUSINESSES      DEL MONTE                      DEL MONTE
                                               OCTOBER 30,   SEPTEMBER 30,                   OCTOBER 30,
                                                  2002           2002        ADJUSTMENTS        2002
                                               -----------   -------------   -----------     -----------
                                                                     (IN MILLIONS)
Cash and cash equivalents....................   $    1.1       $    4.1       $     4.0(1)    $    9.2
Trade accounts receivable, net of
  allowances.................................      187.9          134.8           (29.0)(2)      293.7
Inventories..................................      315.1          745.9            93.9(3)     1,154.9
Prepaid and other current assets.............       45.8           26.8             7.1(4)        82.7
                                                                                    3.0(1)
Deferred income taxes........................        6.1           19.2            (1.3)(4)       24.0
                                                --------       --------       ---------       --------
  Total current assets.......................      556.0          930.8            77.7        1,564.5
                                                --------       --------       ---------       --------
Property, plant and equipment, net...........      321.3          340.2            95.3(1)       771.7
                                                                                     --(6)
                                                                                   14.9(3)
Trademarks and other intangible assets,
  net........................................      261.9           56.4           350.0(3)       668.3
Goodwill.....................................      621.8             --           190.3(7)       812.1
Other noncurrent assets......................       27.4           32.5             4.0(3)        94.6
                                                                                   15.1(9)
                                                                                   15.6(1)
Deferred taxes...............................         --           45.2           (45.2)(10)        --
                                                --------       --------       ---------       --------
  Total other assets.........................      911.1          134.1           529.8        1,575.0
                                                --------       --------       ---------       --------
  Total assets...............................   $1,788.4       $1,405.1       $   717.7       $3,911.2
                                                ========       ========       =========       ========
Short-term borrowings........................   $     --       $  124.6       $    31.6(9)    $  156.2
Current portion of long-term debt............         --            2.9             4.6(9)         7.5
Accounts payable.............................       61.5          204.9             5.0(1)       271.4
Accrued expenses.............................       66.6          242.4            (8.3)(5)      269.4
                                                                                    6.0(1)
                                                                                  (29.0)(2)
                                                                                   (8.3)(3)
Income taxes payable.........................         --           16.5              --           16.5
                                                --------       --------       ---------       --------
  Total current liabilities..................      128.1          591.3             1.6          721.0
Long-term debt...............................         --          587.4            (1.5)(3)    1,686.0
                                                                                1,100.1(9)
Other noncurrent liabilities.................       18.9          196.8           (13.4)(5)      191.6
                                                                                   25.4(1)
                                                                                   (3.9)(3)
                                                                                    2.2(8)
                                                                                  (34.4)(11)
Deferred income taxes........................      121.2             --           115.3(10)      236.5
                                                --------       --------       ---------       --------
  Total liabilities..........................      268.2        1,375.5         1,191.4        2,835.1
Common stock ($.01 par value per share)......         --            0.5             1.6(12)        2.1
Additional paid in capital and deferred
  compensation...............................         --          401.4           673.0(13)    1,074.4
Accumulated other comprehensive income.......         --          (35.0)           35.0(13)         --
Notes from shareholders......................         --           (0.4)             --           (0.4)
H. J. Heinz Company investment...............    1,520.2             --        (1,520.2)(13)        --
Accumulated deficit..........................         --         (336.9)          336.9(13)         --
                                                --------       --------       ---------       --------
  Total stockholders' equity.................    1,520.2           29.6          (473.7)       1,076.1
                                                --------       --------       ---------       --------
     Total liabilities and stockholders'
       equity................................   $1,788.4       $1,405.1       $   717.7       $3,911.2
                                                ========       ========       =========       ========

   See notes to unaudited condensed combined pro forma financial statements.

                     NOTES TO UNAUDITED CONDENSED COMBINED
                         PRO FORMA FINANCIAL STATEMENTS

PRO FORMA BALANCE SHEET ADJUSTMENTS -- AS OF OCTOBER 30, 2002
 (1) Represents an adjustment to record certain assets that will be contributed by Heinz to the Heinz Businesses prior to the spin-off, or certain liabilities that will be assumed by Del Monte as stipulated by the merger agreement, but not reflected in the historical amounts, as follows:

     - Cash payments with respect to certain employee benefits, as stipulated in the Employee Benefits Agreement ($4.0 million).

     - Other amounts due from Heinz as stipulated in the Merger Agreement ($6.0 million, allocated between current portion ($3.0 million) and non-current portion ($3.0 million)).

     - The purchase of plant and equipment by the Heinz Businesses pursuant to purchase options under synthetic leases which will be exercised ($90.3 million).

     - Certain information technology assets that will be purchased by the Heinz Businesses ($5.0 million).

     - The estimated actuarially determined funded status of certain pension, other post-employment benefit and other employee benefit plans of the Heinz Businesses which are being contributed or assumed in the spin-off ($12.6 million of net noncurrent assets and $25.4 million of net noncurrent liabilities).

     - Certain estimated payables ($5.0 million) and accrued liabilities ($6.0 million), such as vacation and workers compensation, which will be assumed by Del Monte.

 (2) Represents a reclassification of certain Del Monte trade promotion allowances as an offset to the related accounts receivable in order to conform the presentation to that of the Heinz Businesses.

 (3) Represents the preliminary adjustments to record certain of Del Monte's historical net assets at their fair values. These adjustments include:

     - Adjusting inventories to their estimated fair values ($93.9 million).

     - Recording the estimated fair value of intangible assets, primarily the Del Monte trademark ($350.0 million).

     - Adjusting investments and joint ventures to their estimated fair values ($4.0 million).

     - Adjusting assets held for sale to their estimated fair values ($14.9 million).

     - Adjusting the outstanding Del Monte existing 9 1/4% Senior Subordinated Notes to their fair value at September 30, 2002 ($1.5 million).

     - Adjusting Del Monte's accruals for merger-related expenses ($24.7 million) to the amount payable at closing ($33.0 million).

     - Adjusting certain long-term liabilities of Del Monte to their fair value ($3.9 million).

 (4) Represents the tax effect of the change in the tax basis of certain assets prior to the spin-off ($5.8 million).

 (5) Represents the removal of certain liabilities incurred by the Heinz Businesses that will not be assumed by Del Monte as part of the merger, but were reflected in the historical amounts. These include:

     - Removing certain accruals related to restructuring projects which are not being assumed ($8.3 million).

     - Removal of the deferred gain pursuant to leases for which the purchase options will be exercised prior to the effective time of the merger ($13.4 million).

 (6) Del Monte's property, plant and equipment is presented in the unaudited condensed combined pro forma balance sheet at its carrying value, which is estimated to approximate fair value. Formal appraisals will be performed which may result in changes to the preliminary allocation of the purchase price. Del Monte will also have formal appraisals performed to determine the fair value of its operating leases.

 (7) Represents the preliminary adjustment to record the excess of purchase price over the fair value of the net assets acquired which has been recorded as goodwill.

                     NOTES TO UNAUDITED CONDENSED COMBINED
                 PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)

      For purposes of the pro forma financial statements, the purchase price of $501.6 million has been calculated as follows:

                                                                     (IN MILLIONS)
                                                                     -------------
      52.3 million shares of Del Monte common stock outstanding at
        September 30, 2002, at an estimated price of $8.71 per
        share.....................................................      $ 455.6
      Fair market value of options held by Del Monte employees....         21.0
      Estimated Heinz Business Acquisition fees...................         25.0
                                                                        -------
      Purchase Price..............................................      $ 501.6
      Less:
      Net assets assumed..........................................       (308.8)
      Unearned compensation.......................................         (2.5)
                                                                        -------
      Goodwill....................................................      $ 190.3

      The measurement date for purposes of determining the price for Del Monte common stock that will be used in the final calculation of purchase price will be the closing date of the merger. As such, it is possible that the final calculation will use a price that is different from the $8.71 per share used in the unaudited condensed combined pro forma financial statements. This would result in a difference in the amount reported on the balance sheet as goodwill. A one-dollar increase or decrease in the price of Del Monte common stock from the $8.71 per share used in the calculation of the unaudited condensed combined pro forma financial statements would result in a change in goodwill of approximately $52 million.

 (8) Represents an adjustment to record the estimated actuarially determined funded status of the Del Monte pension plans (a $2.2 million increase to other non-current liabilities).

 (9) Represents adjustments related to the issuance of $450 million principal amount of Notes and the refinancing of debt, including:

      - Recording net new debt of $1,136.3 million on the balance sheet ($31.6 million to short-term borrowings and $1,100.1 million to long-term debt, with an increase of $4.6 million to the amount recorded as current portion of long-term debt) consisting of new borrowings from Term Loans in the amount of $945.0 million, issuance of the Notes in the amount of $450.0 million and borrowings under the Revolving Credit Facility of $155.9 million, offset by repayments of $414.6 million of indebtedness under pre-merger Del Monte Corporation's existing credit facility.

(10) Represents deferred income taxes resulting from the pro forma adjustments made to the unaudited condensed combined pro forma balance sheet, including fair value adjustments made to historical Del Monte balance sheet amounts.

(11) Represents an estimate of the adjustment to funded status as a result of the elimination of the unrecognized prior service costs and unrecognized actuarial gains for the Del Monte post-employment health and welfare plans ($34.4 million).

(12) Reflects an adjustment to record the issuance of approximately 156 million shares of Del Monte common stock in conjunction with the merger and based upon the exchange ratio on October 30, 2002 calculated using an estimated price for Del Monte common stock of $9.73 per share.

(13) Reflects the elimination of the historical Del Monte stockholders' equity, the recording of unearned compensation related to unvested Del Monte employee stock options and a reclassification of the Heinz investment to additional-paid-in-capital to effect the issuance of the Del Monte common stock in conjunction with the merger.

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